QuickLinks -- Click here to rapidly navigate through this document

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 9, 2002

Focal Communications Corporation
(Exact name of registrant as specified in its charter)

Delaware	333-49397	36-4167094
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 N. LaSalle Street, Suite 1100,
Chicago, Illinois 60601
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:
 (312) 895-8400

Item 4. Changes in Registrant's Certifying Accountants

        At a meeting held on April 9, 2002, the Board of Directors of the Company approved the engagement of Ernst & Young LLP as its independent auditor for the fiscal year ending December 31, 2002 to replace the firm of Arthur Andersen LLP ("Andersen"), which was dismissed as auditor of the Company effective April 9, 2002. The audit committee of the Board of Directors approved the change in auditors on April 1, 2002.

        The reports of Andersen on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

        In connection with the audits of the Company's financial statements for each of the two fiscal years ended December 31, 2001, and in the subsequent interim period, there were no disagreements with Andersen on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Andersen would have caused Andersen to make reference to the matter in their report. The Company requested Andersen to furnish a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated April 11, 2002 is filed as Exhibit 99.1 to this Form 8-K

Item 7. Financial Statements and Exhibits.

(c)	Exhibits

	Item	Exhibit Index
	99.1	Letter from Arthur Andersen LLP regarding change in Registrant's certifying accountants.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 11, 2002

FOCAL COMMUNICATIONS CORPORATION
By:	/s/ LEWIS SHENDER Lewis Shender Acting Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Letter from Arthur Andersen LLP regarding change in Registrant's certifying accountants.

QuickLinks

  Item 4. Changes in Registrant's Certifying Accountants
  Item 7. Financial Statements and Exhibits.
SIGNATURES
INDEX TO EXHIBITS